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                                                                  EXHIBIT 10.31

                             SECOND AMENDMENT TO SUBLEASE


            THIS SECOND AMENDMENT TO SUBLEASE ("Second Amendment") is executed this 2ND day of AUGUST, 1996, between ELI LILLY AND COMPANY, an Indiana corporation ("Sublessor"), and TRIANGLE PHARMACEUTICALS, INC. ("Sublessee").

                                       RECITALS

            WHEREAS, Sublessor and Sublessee executed a Sublease dated January 18, 1996, pursuant to which Sublessor subleased to Sublessee a portion of the building commonly known as 4611 University Drive, Durham, North Carolina, which Sublease has heretofore been amended by Sublease Amendment dated as of March 1, 1996, executed by Sublessor and Sublessee (the Sublease and Sublease Amendment are referred to herein, collectively as the "Sublease").

            WHEREAS, Sublessor and Sublessee desire to further amend the Sublease in the manner set forth in this Second Amendment; and


            WHEREAS, all terms used in this Second Amendment with initial capital letters and not otherwise defined herein shall have the respective meaning ascribed to them in the Sublease.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Sublessor and Sublessee agree as follows:

                                      AGREEMENT

            1. Section 5 of the Sublease is amended in its entirety to reads as follows:

           "5.     SUBLESSOR'S NOTICE: REMAINING SUBLEASE SPACE: EXTENSION:
At some point after the date of this Sublease but before August 1, 1996, Sublessor shall give notice to Sublessee of one of the following:

            (i) Sublessor wishes to recover possession of the Sublease Space and retain the Remaining Sublease Space at the end of the Initial
       Term; or

            (ii) Sublessor wishes to retain the Remaining Sublease Space at the end of the Initial Term; or

            (iii) Sublessor is willing to sublease to Sublessee, on all of the terms provided herein and at the Rent provided in the following
       Section 7, the Sublease Space and the Remaining Sublease Space (the Sublease Space and the Remaining Sublease Space being hereinafter referred to as the "Entire Premises").

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A failure of Sublessor to provide any notice under this Section 5 shall be construed as a notice under the foregoing provision (iii).

            In the event Sublessor gives the notice described in provision (i) above, this Sublease shall expire at the end of the Initial Term. In the event Sublessor gives the notice described in provision (ii) above, Sublessee may elect, within the time provided in the following Section 8, to extend this Sublease for the Sublease Space through September 30, 2003 (the period from August 1, 1998 through September 30, 2003 being hereinafter referred to as the "Extended Term"). If Sublessee does not elect to so extend the term of this Sublease for the Extended Term within the time provided in Section 8, this Sublease shall expire at the end of the Initial Term. In the event Sublessor gives the notice described in provision (iii) above or in the absence of any notice from Sublessor under this Section 5, this Sublease shall automatically become a Sublease for the Entire Premises for the Extended Term, less one day (i.e. expiring September 29, 2003). Further, in the event the notice is given as provided in provision (iii) above, Sublessee may begin to occupy all or a portion of the Remaining Sublease Space not then used or occupied by Sublessor, other than rooms 4512, 4514, 4516-4519, 4521-4527, 4529 and 4531 as shown on the attached EXHIBIT 1 (the "Excluded Space"), prior to the commencement of the Extended Term and begin paying Rent on said portion of the Remaining Sublease Space, in the amount per square foot and manner provided in the foregoing
Section 4 of this Sublease. In the event Sublessee exercises its option to enter all or a portion of such unused or unoccupied Remaining Sublease Space prior to the commencement of the Extended Term as described in the preceding sentence, Sublessee shall be required to take portions of such Remaining Sublease Space in minimum increments of five hundred (500) square feet, with each portion so taken to be contiguous with the Sublessee's then leased space. Sublessee shall give Sublessor notice prior to using and occupying any such unused or unoccupied Remaining Sublease Space, specifying the space to be used and occupied.


            In the event Sublessor has given (or is deemed to have given) the notice to Sublessee contemplated by provision (iii) above, Sublessor agrees that the following provisions shall apply during the period after notice has been given (or deemed given) pursuant to provision (iii) above and prior to August 1, 1998:

            (a) Sublessor shall have the right to use and occupy the Excluded Space through and including December 31, 1997, and Sublessee shall have no right to use or occupy, or demand the use or occupancy of, the same during such period pursuant to any other provisions of this
        Section 5. If Sublessee wishes to occupy the Excluded Space as of January 1, 1998, or as of any date thereafter prior to August 1, 1998, Sublessee shall advise Sublessor by notice that it desires to occupy the Excluded Space. Sublessor shall deliver possession of the Excluded Space to Sublessee on the date that is forty-five (45) days after the date Sublessee's notice is deemed delivered or given, and Sublessee's obligation to pay Rent with respect to the Excluded Space shall commence on such date (or such earlier date as Sublessee accepts occupancy of such


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        space).  In no event, however, shall Sublessor be required to deliver the Excluded Space to Sublessee prior to January 1, 1998. Prior to delivery of the Excluded Space to Sublessee, Sublessor shall, if it made any alterations to the Excluded Space after August 1, 1996, return the Excluded Space to substantially the same condition that existed as of August 1, 1996 (ordinary wear and tear excepted).

            (b) Sublessor will give Sublessee notice (an "Occupancy Notice") if Sublessor wishes to use or occupy any part of the Remaining Sublease Space (other than the Excluded Space) that is not then occupied by Sublessor or Sublessee, which Occupancy Notice shall identify the space to be used. Any Occupancy Notice so given shall be given by Sublessor in good faith. Sublessee shall have fifteen (15) days after the date the Occupancy Notice is deemed delivered or given pursuant to Section 23 of this Sublease within which to elect to occupy that portion of Remaining Sublease Space which is the subject of the Occupancy Notice. If any part of the Remaining Sublease Space (other than the Excluded Space) is used or occupied by Sublessor on the date notice is given by Sublessor to Sublessee pursuant to provision (iii) above or on August 1, 1996 (in the absence of any notice from Sublessor contemplated by provisions (i), (ii) or (iii) of this Section 5), Sublessee shall have fifteen (15) days after the date such provision (iii) notice is deemed delivered or given pursuant to Section 23 of this Sublease or until August 16, 1996 (in the absence of any notice from Sublessor contemplated by provisions (i), (ii) or (iii) of this Section 5) within which to elect to occupy any portion of the Remaining Sublease Space then occupied by Sublessor. If Sublessee elects to occupy such space, such occupancy and Sublessee's obligation to pay Rent with respect to such space shall commence on the date forty-five (45) days after (1) the date the Occupancy Notice is deemed delivered or given, (2) the date the provision (iii) notice is deemed delivered or given, or (3) August 1, 1996 (in the absence of any provision (i) , (ii) or (iii) notice), whichever is applicable.

            (c) If Sublessee wishes to occupy any Remaining Sublease Space (other than the Excluded Space) which is then occupied by Sublessor, Sublessee shall advise Sublessor by notice of such Remaining Sublease Space that it desires to occupy. Sublessor shall deliver such Remaining Sublease Space to Sublessee on the date that is forty-five (45) days after the date Sublessee's notice is deemed delivered or given, and Sublessee's obligation to pay Rent with respect to such space shall commence on such date (or such earlier date as Sublessee accepts occupancy of such space).

The Rent to be paid by Sublessee to Sublessor pursuant to the foregoing subparagraphs (a) or (b) shall be determined in the amount per square foot and manner provided in the foregoing Section 4 of this Sublease.


                                         -3-

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            Upon request of Sublessor, Sublessee will execute amendments to this Sublease acknowledging that any Remaining Sublease Space occupied by Sublessee prior to the commencement of the Extended Term constitutes a part of the premises leased hereby and confirming the Rent payable with respect to the occupied Remaining Sublease Space."

            2. Section 25 of the Sublease is amended by deleting the first and second paragraphs of the Section in their entirety and replacing said paragraphs with the following paragraphs:

            "Provided that Sublessee submits reasonably detailed plans therefor to Sublessor and to Landlord at least fifteen (15) days before the commencement of construction, Sublessee shall be entitled to make interior, non-structural alterations to the Sublease Space or the Remaining Sublease Space then occupied by Sublessee from time to time, including, without limitation, the removal or relocation of interior, non-load bearing walls and partitions. Sublessee shall make no structural or exterior changes or alterations to the Sublease Space or the Remaining Subleased Space without Sublessor's and Landlord's prior written consent. The consent of Sublessor shall not be unreasonably withheld or delayed.

            Sublessee shall, prior to the expiration or earlier termination of this Sublease, at its sole expense, restore the Sublease Space and the Remaining Sublease Space then occupied by Sublessee, or, after the commencement of the Extended Term, the Entire Premises, to the condition that existed prior to the making of any alterations made by Sublessee (ordinary wear and tear and any alterations consented to by Landlord and Sublessor excepted, unless such restoration was a condition to such consent), if then requested to do so by Sublessor or Landlord. This obligation of restoration shall expressly survive the expiration or earlier termination of this Sublease."

            3. Sublessor hereby notifies Sublessee under Section 5(iii) of the Sublease that Sublessor is willing to sublease to Sublessee, on all of the terms provided in the Sublease and at the Rent provided in Section 7 of the Sublease, the Entire Premises.

            4. All of the provisions of the Sublease, except as herein expressly amended and modified, shall remain in full force and effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




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            IN WITNESS WHEREOF, the parties have executed this Second
Amendment as of the date above written.

                                        ELI LILLY AND COMPANY


                                        BY:  /s/ John J. Crisel
                                           ------------------------------
                                             Its   MANAGER, REAL ESTATE
                                             ----------------------------

                                        TRIANGLE PHARMACEUTICALS, INC.

                                        BY:  /s/ Chris A. Rallis
                                           ------------------------------
                                             Its   Vice President
                                             ----------------------------



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                                      EXHIBIT 1


                                     [FLOORPLAN]